Exhibit 2

JINPAN INTERNATIONAL LIMITED
c/o Hainan Jinpan Electric Company, Ltd.
No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone
Haikou, Hainan
People's Republic of China
Tel: (86) 898-6681-1301
Fax: (86) 898-6681-3519
July 15, 2015
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Jinpan International Limited to be held at our principal executive offices located at No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone, Haikou, Hainan, People's Republic of China on Monday, August 31, 2015 at 10:30 a.m., Beijing time. The matters to be acted upon at the meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement which accompany this letter. We request that you read both of them carefully.
We hope that you plan to attend the meeting. However, if you are not able to join us, it is important that your shares be represented and voted at the meeting.  Therefore, we urge you to exercise your right as a shareholder and vote your shares by (1) phone, (2) Internet, or (3)  requesting a printed copy of the proxy materials by mail, completing the vote instruction form and sending it back in the envelope provided.  If you decide to attend the meeting, you will be able to vote in person, even if you have previously submitted your proxy. If your shares of Company are beneficially owned and held in nominee or "street name" by your bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee to vote your shares of the Company in accordance with the directions provided by your bank, brokerage firm or other nominee.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Jinpan International Limited. I look forward to greeting as many of our shareholders as possible at the meeting.
Sincerely,

Zhiyuan Li
President, Chairman of the Board of Directors
and Chief Executive Officer

JINPAN INTERNATIONAL LIMITED
c/o Hainan Jinpan Electric Company, Ltd.
No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone
Haikou, Hainan
People's Republic of China
_________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON AUGUST 31, 2015
To the Shareholders of Jinpan International Limited:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders (the "Annual Meeting") of Jinpan International Limited (the "Company," "we," "us," or "our") will be held at our principal executive offices located at No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone, Haikou, Hainan People's Republic of China, on Monday, August 31, 2015 at 10:30 a.m., Beijing time, to consider and act upon the following matters:
1.            To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;
2.            To ratify the selection of Grant Thornton as our independent registered public accounting firm for the 2015 fiscal year; and
3.            To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.
The close of business on July 7, 2015 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
You are cordially invited to attend the Annual Meeting in person.  To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors

Zhiyuan Li
President, Chairman of the Board of Directors
and Chief Executive Officer
July 7, 2015

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be
Held on August 31, 2015.
 The proxy statement and 2014 annual report to shareholders are available at
www.envisionreports.com/JST

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the Annual Meeting, we urge you to promptly vote your shares. Shareholders of record may do so by (1) telephone, (2) Internet, or (3) requesting a printed copy of the proxy materials by mail, completing the vote instruction form and sending it back in the envelope provided. Have your Notice of Internet Availability of Proxy Materials (the "Notice") in front of you when voting by telephone or the Internet as it contains important information that is required to access the system. Submitting your proxy now will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your vote by proxy is revocable at your option.  If you hold shares in "street name" through a bank, brokerage firm or other nominee, you may vote your shares by any method specified on the voting instruction form provided by or on behalf of the bank, brokerage firm or other nominee. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.  Or, if you prefer, you can vote by mail by requesting a printed copy of the proxy materials by mail, completing the vote instruction form and sending it back in the envelope provided.  To request a printed copy of the proxy materials, see the instructions on the Notice or page 2 of the Proxy Statement.
PLEASE DO NOT RETURN A PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

 http://www.envisionreports.com/JST

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.envisionreports.com/JST

Have your Notice in hand and follow the instructions.  You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE
1-800-652-VOTE (8683) via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-800-652-VOTE (8683).

Have your Notice in hand and follow the instructions.

JINPAN INTERNATIONAL LIMITED
 c/o Hainan Jinpan Electric Company, Ltd.
No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone
Haikou, Hainan
 People's Republic of China

PROXY STATEMENT
_________________
Why am I receiving these materials?
Jinpan International Limited (the "Company," "we," "us," or "our") has made these materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2015 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, August 31, 2015 at 10:30 a.m., Beijing time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to the holders of our common shares, par value $0.0045 per share, on or about July 15, 2015. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at our principal executive offices located at No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone, Haikou, Hainan, People's Republic of China.
What is included in these materials?
These materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our annual report for the year ended December 31, 2014.
If you requested printed versions of these materials by mail, these materials include a proxy card or vote instruction form for the Annual Meeting.
What items will be voted on at the Annual Meeting?
Shareholders will vote on the following items at the Annual Meeting:

•	the election to the Board of the five (5) nominees named in this Proxy Statement (Proposal No. 1);

•	the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the 2015 fiscal year (Proposal No. 2); and

•	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the Board's voting recommendations?
The Board recommends that you vote your shares:

•	"FOR" each of the nominees to the Board (Proposal No. 1); and
•	"FOR" the ratification of the selection of Grant Thornton (Proposal No. 2).

Where are the Company's principal executive offices located and what is the Company's main telephone number?
Our principal executive offices are located at No. 168 Nanhai Avenue (Building No. 7), Haikou Free Trade Zone, Haikou, Hainan, People's Republic of China.  The telephone number for our principal executive offices in Haikou is +86 898 6681 1301.  The telephone number for our U.S. office is +1 201 460 8778.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.
I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called "householding," which the Securities and Exchange Commission (the SEC") has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement, the annual report and a proxy card to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement and a proxy card to any shareholder at a shared address to which we delivered a single copy of any of these documents.  Shareholders may request a separate copy by:
(1)	Via the Internet. Going to www.envisionreports.com/JST, clicking on "Request Materials" and following the instructions to order a paper or e-mail copy of the current meeting materials;
(2)	By Telephone. Calling 1-866-641-4276 (toll free), using a touch-tone phone and following the instructions provided to order a paper copy of the current meeting materials to be delivered by mail; or
(3)
By E-mail. E-mailing investorvote@computershare.com with "Proxy Materials Jinpan International Limited" in the subject line.  Include in the message the shareholder's full name and the physical or e-mail address to which the current meeting materials should be sent and state in the e-mail that the shareholder wants a paper or electronic copy, as applicable, of the current meeting materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received at least 14 days before the Annual Meeting.

Shareholders who hold shares in "street name" (as described below) may contact their bank, brokerage firm or other nominee to request information about householding.

How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company's proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by e-mail.
Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you cancel it.
Who may vote at the Annual Meeting?
Each of our common shares has one vote on each matter.  As of July 7, 2015, there were 16,283,030  common shares of the Company issued and outstanding, held by 16 holders of record. Only shareholders of record as of the close of business on July 7, 2015 (the "Record Date") are entitled to receive notice of, attend, and vote at the Annual Meeting.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm or other nominee, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The bank, brokerage firm or other nominee holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.
If I am a shareholder of record of the Company's shares, how do I vote?
There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the Notice.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?
If you hold your common shares of the Company in nominee or "street name," please refer to the instructions provided by your bank, brokerage firm or other nominee that holds your shares to see the choices available to you. Please note that if you are a beneficial owner of shares of the Company held in nominee or "street name" and wish to vote in person at the Annual Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	are present and vote in person at the Annual Meeting; or
•	have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.
If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. See the section entitled "Other Matters" below.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide your bank, brokerage firm or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?
The election of directors (Proposal No. 1) is a non-routine item and the ratification of the selection of Grant Thornton (Proposal No. 2) is a routine measure.  A broker or other nominee may generally vote on routine measures, but not non-routine measures.  Therefore, broker non-votes are expected to occur in connection with Proposal No. 1.

What are broker non-votes?
If a bank, brokerage firm or other nominee holds your shares in its name and you do not provide voting instructions to it, that bank, brokerage firm or other nominee may vote your shares only on routine matters. The ratification of the selection of Grant Thornton (Proposal No. 2) is the only matter for consideration at the Annual Meeting that is routine. For all matters other than the ratification of the selection of Grant Thornton (Proposal No. 2), you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a bank, brokerage firm or other nominee votes a client's shares on some but not all of the proposals, the missing votes are referred to as "broker non-votes."
How are broker non-votes treated?
Broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes will have no effect on the election of directors (Proposal No. 1) and the ratification of the selection of Grant Thornton (Proposal No. 2). We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy materials.
How are abstentions treated?
Abstentions are counted for purposes of determining whether a quorum is present. Shares not present at the Annual Meeting and abstentions have no effect on the election of directors (Proposal No. 1) and the ratification of the selection of Grant Thornton (Proposal No. 2).
What is the voting requirement to approve each of the proposals?
For Proposal No. 1, the five (5) nominees receiving the highest number of votes in favor of our common shares present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.
Approval of Proposal No. 2 requires the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting at the Annual Meeting.
Can I change my vote after I have voted?
Shareholders of Record.  If you are a shareholder of record, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.  You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Secretary, Yuging Jing, at c/o Jinpan International (USA) Ltd., 390 Veterans Blvd, Carlstadt, New Jersey 07072, a written notice of revocation prior to the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If your common shares of the Company are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes; and
•	to facilitate a successful proxy solicitation.

Who will serve as the inspector of election?
Ms. Jinmei Wan will serve as the inspector of election.
Who is paying for the cost of this proxy solicitation?
We are paying the costs of the solicitation of proxies.
We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	forwarding the Notice to beneficial owners;
•	forwarding printed proxy materials by mail to beneficial owners who specifically request them and
•	obtaining beneficial owners' voting instructions.
In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or e-mail on our behalf.
How can I attend the Annual Meeting?
Attendance at the Annual Meeting is limited to shareholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 10:00 a.m. Beijing time, and each shareholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date.

Proposal 1
ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Zhiyuan Li, Xiangsheng Ling, Jing Zhang, , Li-Wen Zhang and Xu Cai (singularly a "Nominee" and collectively, the "Nominees"), to serve as directors upon their nomination and election at the Annual Meeting. All Nominees currently serve on the Board of Directors. Each Nominee has advised us of his or her willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.  Donald Burris, a member of the Board of Director since June 2001, has decided not to stand for re-election.
Nominees for Directors
The Nominees for the Board of Directors of the Company are as follows:

Name	Age	Position

Zhiyuan Li	60	Chairman of the Board of Directors
Xiangsheng Ling	63	Vice Chairman of the Board
Jing Zhang	40	Director

Li-Wen Zhang	61	Director
Xu Cai	51	Director

Director Not Standing For Re-Election
Donald Burris, age 72, has decided not to stand for re-election.
Executive Officers
The executive officers of the Company are as follows:

Name	Age	Position

Zhiyuan Li	60	President and Chief Executive Officer
Xiangsheng Ling	63	Vice President
Yuqing Jing	52	Secretary
Mark Du	54	Chief Financial Officer

All of our directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers are elected by the Board of Directors at the first Board of Directors' meeting after each annual meeting of shareholders and hold office until their death, resignation or removal from office.
Information about Current Directors, Nominees and Executive Officers
Set forth below is certain information with respect to each director, nominee and our executive officers:
Zhiyuan Li has served as our Chairman of the Board of Directors, President, and Chief Executive Officer since April 1997, and of our predecessor, Haikou Jinpan Special Transformer Works, since August 1993, and as Chairman of the Board of Directors and Chief Executive Officer of Hainan Jinpan Electric Co. Ltd. ("Jinpan Hainan") since June 1997. From October 1991 to present, Mr. Li served as General Manager of Haikou Rongda Enterprise Company and Director of Hainan's KaDa Manufacturing Company, a Sino-Japanese joint-venture. From August 1988 to October 1991, Mr. Li served as General Manager of Hainan Jindao Yacht Company. From August 1982 to October 1988, Mr. Li was employed as an engineer at Guangxi Electric Power Institute. Mr. Li is responsible for the overall management of our operations. He is married to Yuqing Jing.
Xiangsheng Ling has served as our Vice Chairman of the Board of Directors and Vice President since April 1997, and of our predecessor, Haikou Jinpan, since August 1993 and is responsible for the design, manufacture and development of our cast resin transformers. He has also served as the Vice President of Hainan Jinpan Electric Co. Ltd. since June 1997. From June 1990 to December 1992, Mr. Ling was the chief consultant for the Danycast Company in Thailand where he was responsible for the entire production process of its cast resin transformer line. From January 1980 to June 1990, Mr. Ling was employed by the Beijing Transformer Company ultimately serving as Chief Engineer and General Manager for its cast resin transformer plant. Between October 1985 and February 1986, Mr. Ling attended Fuji Electric Company in Japan to study vacuum cast resin insulated transformer manufacturing technology. Mr. Ling was responsible for designing some of China's first cast resin transformers.
Zhang Jing was elected to our Board of Directors in November 2014.  Since September 2012, Ms. Zhang has worked as a life coach for Pathfinder Coach Jing LLC.  From December 2010 to September 2012, she served as Tax Manager at Jackson National Life Insurance Company and from June 1998 to November 2010, she served in various capacities at Deloitte Tax LLP, most recently as Senior Manager.  Ms. Zhang holds a Master degree in Taxation from DePaul University and a B.A. degree in Accounting from University of Illinois – Urbana Champaign.  She is a Certified Public Accountant.
 Li-Wen Zhang was elected to our Board of Directors in August 2003. Dr. Zhang served as a permanent staff member of the United Nations Department of General Assembly Management Affairs in the Economic and Social Council Servicing Branch. As part of the managing staff, Dr. Zhang provided consulting services to the Delegation of Beijing Fiscal Bureau on socioeconomic issues in November of 2000. In 1996, Dr. Zhang helped organize a conference in Shanghai with Chinese authorities regarding the Development and Management of Special Economic Zones in a Transitional Economy. Dr. Zhang received a Ph.D. in International Comparative Education from Columbia University in 2001 and holds a Masters degree in Economic Policy Management from Columbia University Graduate School of Business and International Affairs.
Xu Cai was appointed to our Board of Directors in June 2009 and subsequently elected in September 2009.  Since 2002, Dr. Cai has been a distinguished faculty member of the School of Electronic, Information, and Electrical Engineering at Shanghai Jiaotong University, one of China's leading research universities.  His research focuses on the application of high power electronics in electric systems, generators, and related electrical equipment, on the automation of power distribution networks, and on wind power grid connection and conversion technology.  Since 2008, he has chaired the University's Wind Energy Research Centre.  The Centre combines research expertise in the fields of electrical, mechanical, control, and oceanic engineering to create a multidisciplinary platform for the research of wind energy.  The Centre provides consultation services for the Chinese government and both public and private industries.  Dr. Cai received his Ph.D. and master's degrees in electrical engineering from China University of Mining and Technology.  He received his bachelor's degree in power generation and electrical systems from China South East University.

Yuqing Jing has served as our Secretary since April 1997, the president of our subsidiary Jinpan USA since 2000, and a director of our subsidiary Jinpan Hainan since 1993. From 1997 to 2002, Ms. Jing served as a director on our board. From October 1988 to December 1992, Ms. Jing was employed by the Hainan Electric Bureau Electric Planning Department as manager of the electrical engineering department. From September 1984 to October 1988, Ms. Jing performed designing services for the Liaoning Electric Designing Institute. Ms. Jing is the wife of Zhiyuan Li.
Mark Du has served as our Chief Financial Officer since August 2002. From January 1993 to September 2002, Mr. Du has been Controller of PC Warehouse, Inc., a worldwide company headquartered in New Jersey, with 24 subsidiaries companies located throughout the United States. From September 1987 to December 1992, Mr. Du served in different accounting positions in various accounting firms and companies. Mr. Du received his Masters in Business Administration in Accounting from Pace University in 1987 and is a CPA (inactive status).
Donald S. Burris was elected to our Board of Directors in June 2001. Mr. Burris is the senior principal in the firm of Burris & Schoenberg, LLP, an AV-rated West Coast based law firm with a national and international practice. Mr. Burris served as editor-in-chief of the Georgetown Law Journal and as a law clerk to the Honorable James R. Browning of the United States Court of Appeals for the Ninth Circuit and has taught at the Georgetown Law Center, Loyola University School of Law, and the International Law Institute in Washington, D.C. Mr. Burris also served with distinction as a Special Counsel for the United States Senate Watergate Committee. Mr. Burris brings to the Company thirty plus years of experience as a successful businessman and business litigation attorney who has counseled clients from both a business and legal perspective

Board Independence

Based upon a review by the Board of Directors of all relevant information, the Board of Directors has determined that each of Jing Zhang, Donald S. Burris, Li-Wen Zhang and Xu Cai meets the requirements for independence under the rules of The Nasdaq Stock Market for board members and for members of the committees of the Board of Directors on which each serves.

Committees
We have three Board committees: a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee.  A copy of each committee's charter is available on our website at www.jinpaninternational.com by clicking on "Our Company," "Corporate Governance," and the applicable charter.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee (the "Nominating Committee") consists of Li-Wen Zhang, and Xu Cai, each of whom is independent directors as defined under the listing standards of the NASDAQ Stock Market.  The functions of the Nominating Committee include identifying individuals qualified to become members of the Board; selecting, or recommending to the Board, the director nominees for the next annual shareholder meeting; selecting candidates to fill any vacancies on the Board; and developing and recommending to the Board a set of corporate governance principles applicable to the corporation. The Nominating Committee held three meetings and took four actions by unanimous written consent during fiscal year 2014.

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meeting from time-to-time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by committee members.

In deciding whether to include a candidate in the Board's list of recommended director nominees, the Nominating Committee will look at criteria including the candidate's integrity, business acumen, knowledge of our business and industry, experience, diversity, independence and the ability to act in the interests of all shareholders. The Nominating Committee does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

While the Board does not have a formal diversity policy with respect to director nominations, as noted above, it considers diversity, which it defines broadly to include an appropriate combination of business acumen, educational experience, work experience and the other items noted above, as well as traditional diversity concepts such as race, as one of a number of factors it considers to identify qualified nominees for directors.

Shareholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee. Such communications should be addressed to our secretary, Yuqing Jing, at c/o Jinpan International (USA) Ltd., 390 Veterans Blvd., Carlstadt New Jersey 07072, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Nominating Committee will evaluate shareholder recommended candidates by following substantially the same process and applying substantially the same criteria that it follows for candidates submitted by others.
Audit Committee
Our Audit Committee (the "Audit Committee") currently consists of Li-Wen Zhang, Donald S. Burris, and Jing Zhang, each of whom is an independent director as defined under the listing standards of the NASDAQ Stock Market, as required for Audit Committee members. Following the Annual Meeting, we expect the Audit Committee to consist of Li-Wen Zhang, Jing Zhang and Xu Cai. The functions of the Audit Committee include the nomination of independent registered public accounting firm for appointment by the Board; meeting with the independent registered public accounting firm to review and approve the scope of their audit engagement; meeting with our financial management and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to its financial condition; and to report to the Board periodically with respect to such matters. Jing Zhnag acts as the Audit Committee's "Audit Committee Financial Expert" under the applicable rules and regulations of the SEC.  The Audit Committee held five meetings during 2014.
Compensation Committee
Our Compensation Committee (the "Compensation Committee") consists of  Donald S. Burris, and Xu Cai, each of whom is an independent director as defined under the listing standards of the NASDAQ Stock Market. Following the Annual Meeting, we expect the Compensation Committee to consist of Li-Wen Zhang, and Xu Cai. The function of the Compensation Committee is to administer the 1997 Stock Option Plan and the 2006 Stock Incentive Plan and to have authority over the salaries, bonuses, and other compensation arrangements of our executive officers. The Compensation Committee held three meeting during 2014.

Meetings and Meeting Attendance
Our Board of Directors holds regularly scheduled annual meetings and as many special meetings as the Board deems necessary.  Typically, committee meetings occur the day of or prior to the Board meeting.  At the annual Board meeting, time is set aside for the independent directors to meet without management present.  Our Board held four meetings and took seven actions by unanimous written consent during fiscal year 2014.
All incumbent directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders.  The Chairman of the Board attended the 2013 Annual Meeting.
Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure.  Our Board of Directors does not have any formal policy, one way or the other, on whether the same person should serve as both the chief executive officer and chairman of the board, as the Board of Directors believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for us at that time.  Currently our Board of Directors has not separated the positions of the Chairman of the Board and Chief Executive Officer.  Both positions are held by Zhiyuan Li.   The Board believes that in the context of our current operating and business environment the combined role of Chairman of the Board and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board.

Board of Directors' Role in Risk Oversight.  One of the Board of Directors key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.  Day-to-day responsibility for risk management is implemented by our management team.  At regularly scheduled meetings, the Board engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company.

As part of its responsibilities, the Audit Committee oversees our financial policies, including financial risk management. The Audit Committee assists our Board in its oversight of risk management by discussing with management, particularly our Chief Financial Officer, our guidelines and policies with respect to financial and enterprise risk management and our major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee also oversees our internal audit function.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for our directors and executive officers, while the executive officers do so with regard to all of our other employees.  As part of the approval process of compensation for our Chief Executive Officer, other employee members of the Board of Directors, our Chief Financial Officer and our other executive officers, the Compensation Committee reviews and discusses with management the incentive and other compensation programs for our executive officers whether any of the incentive and other compensation programs for our executive officers may create incentives for those officers to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Security Ownership by Directors and Executive Officers
The following table sets forth specific information as of July 7, 2015, to the best of our knowledge, concerning the beneficial ownership of (i) persons or entities who, to our knowledge, beneficially own more than 5% of our outstanding Common Shares, (ii) each of our directors, and (iii) each of our directors and executive officers as a group.
Title of Class	Name of Beneficial Owner	Amount Owned(1)	Percent of Class

Common Shares	Li Zhiyuan (2)	3,986,657	24.3%
Common Shares	Ling Xiangsheng (3)	651,575	4.0%
Common Shares	Jing Yuqing (4)	3,986,657	24.3%
Common Shares	Mark Du (5)	59,350	*
Common Shares	Jing Zhang	-	*
Common Shares	Li-wen Zhang (6)	24,863	*
Common Shares	Donald S. Burris (7)	24,745	*
Common Shares	Cai Xu	-	-
Common Shares	All officers and directors as a group (7 persons) (8)	4,74,190	28.9%
Common Shares	First Wilshire Securities Management, Inc. (9)	1,315,951	8.1%

*	Represents share ownership of less than one percent (1%).
(1)	We believe that all persons named in the table have sole investment power with respect to all shares of common shares beneficially owned by them, unless otherwise noted in these footnotes.
(2)	Represents (i) 2,650,739 common shares, (ii) 1,200,052 common shares beneficially owned by Jing Yuqing, the wife of Mr. Li and our Secretary, as to which Mr. Li disclaims beneficial ownership and (iii) 135,866 common shares issuable upon exercise of currently exercisable share options held by Mr. Li and Ms. Jing. The options have an exercise price and expiration dates ranging from US$5.53 to US$10.83 per share and March 6, 2016 to March 3, 2022, respectively.
(3)	Represents (i) 612,992 common shares and (ii)38,583 common shares issuable upon exercise of currently exercisable share options. The options have an exercise price and expiration dates ranging from US$5.53 to US$10.83 per share and March 6, 2016 to March 3, 2022, respectively.
(4)	Represents (i) 1,200,052 common shares (ii) 2,650,739 common shares beneficially owned by Li Zhiyuan, the husband of Ms. Jing and our Chairman of the Board, Chief Executive Officer, and President, as to which Ms. Jing disclaims beneficial ownership, and (iii) 135,866 shares of common shares issuable upon exercise of currently exercisable share options held by Mr. Li and Ms. Jing. The options have an exercise price and expiration dates ranging from US$5.53 to US$10.83 per share and March 6, 2016 to March 3, 2022 respectively.
(5)	Represents 59,350 common shares issuable upon exercise of currently exercisable share options. The options have exercise prices and expiration dates which range from US$5.53 to US$10.83 and March 6, 2016 to March 3, 2022, respectively.

(6)	Represents (i) 5,000 common shares and (ii) 19,863 common shares issuable upon exercise of currently exercisable share options. The options have exercise prices and expiration dated ranging from US$5.53 to US$10.83 and March 6, 2016 to March 3, 2022, respectively.
(7)	Represents (i) 1,700 common shares and (ii) 23,045 common shares issuable upon exercise of currently exercisable share options. The options have exercise prices and expiration dates ranging from US$5.53 to US$10.83 and March 6, 2016 to March 3, 2022, respectively.
(8)	Represents (i) 4,469,933 common shares and (ii) 276,707 common shares issuable upon exercise of currently exercisable share options issued to all directors and executive officers.
(9)	According to a Schedule 13G (Amendment ab. 3) filed with the SEC on February 17, 2015, First Wilshire Securities Management, Inc. has sole voting power over 190,442 common shares and sole dispositive power over 1,315,951 common shares. The principal business address of First Wilshire Securities Management, Inc. is 1214 East Green Street, Suite 104, Pasadena, CA 91106.
As of July 7, 2015, 16,283,030 common shares were issued and outstanding and were held by 16 record holders in the United States.

Our shareholders who beneficially own 5.0% or more of the common shares outstanding do not have different voting rights from other shareholders of common shares.

 Compensation of Directors and Officers

The total compensation paid to our directors and officers during fiscal year 2014 was US$1,255,493 comprised of salaries in the amount of $970,094 and bonuses in the amount of 285,398. During 2014, we issued stock options to purchase 203,200 common shares to officers and directors. We did not reserve for any pension, retirement or similar benefits for our directors and officers.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A
 VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED IN THE PROXY.

Proposal 2
RATIFICATION OF SELECTION OF GRANT THORNTON
 AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton as our independent registered public accounting firm for the 2015 fiscal year, subject to ratification by our shareholders at the Annual Meeting. A resolution for the ratification of the selection of Grant Thornton as our independent registered public accounting firm will be submitted for consideration.
Grant Thornton has indicated to us that it will not have a representative present at the Annual Meeting.  If the resolution selecting Grant Thornton as independent registered public accounting firm is adopted by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in our best interests. Any such future selection need not be submitted to a vote of shareholders.
The Audit Committee maintains a policy of approving and recommending only those services to be performed by our external auditors that are permitted under the Sarbanes-Oxley Act and the applicable rules of the SEC relating to auditor's independence, and which are otherwise consistent with and will encourage, and are remunerated at levels that accord with, the basic principles of auditor independence. The practice of the Audit Committee is to receive from our management, at the time of approval of our annual financial statements for the preceding fiscal year, a list of all services, including audit, audit-related, tax and other services, proposed to be provided during the current fiscal year to us and our subsidiaries by Grant Thornton as well as a report regarding the extent of such services actually provided by Grant Thornton during the previous fiscal year and the fees paid for such services performed. After reviewing and considering the services proposed to be provided during the current fiscal year and, where appropriate in order better to understand their nature, discussing them with management, the Audit Committee pre-approves such of the proposed services, with a specific pre-approved budget, as it considers appropriate in accordance with the above principles. Management also maintains a practice of discussing these matters on an ongoing basis during the year with the Audit Committee's Chairperson and the Audit Committee's appointed delegate in respect of audit-related and non audit-related services. Additional services from Grant Thornton and any increase in budgeted amounts will similarly be pre-approved during the year by the Audit Committee on a case-by-case basis.
All (100%) audit-related and non-audit-related services performed by Grant Thornton during 2014 were reported to, and the services proposed to be provided during 2015 were pre-approved by, the Audit Committee in accordance with the procedures outlined above.
The following table provides information regarding fees we paid to Grant Thornton for all services, including audit services, for the years ended December 31, 2013 and to 2014, respectively.
	Year Ended December 31, 2013	Year Ended December 31, 2014
Audit Fees	RMB 2,000,000	RMB 2,060,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other fees	-	-
Total	RMB 2,000,000	RMB 2,060,000

"Audit Fees" are the aggregate fees billed for the audit of our annual financial statements. This category also includes services that generally the independent accountant provides, such as statutory audits, consents and assistance with and review of documents filed with the SEC.
"Audit-Related Fees" are the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit and are not reported under Audit Fees. These fees include mainly accounting consultations regarding the accounting treatment of matters that occur in the regular course of business, implications of new accounting pronouncements and other accounting issues that occur from time to time.
"Tax Fees" are the aggregate fees billed for professional services rendered for tax compliance, tax advice, other than in connection with the audit. Tax compliance involves preparation of original and amended tax returns, tax planning and tax advice.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A
 VOTE IN FAVOR OF RATIFYING PROPOSAL 2.

MISCELLANEOUS

Other Matters
Management does not intend to bring before the Annual Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Annual Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Annual Meeting.
Proxies
All shareholders are urged to vote with respect to the matters indicated.

By Order of the Board of Directors,

Zhiyuan Li
President, Chairman of
the Board of Directors and
Chief Executive Officer
July 15, 2015